Exhibit 99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000	The Ruth Group Investor Relations Nick Laudico/Zack Kubow (646) 536-7030/7020 nlaudico@theruthgroup.com zkubow@theruthgroup.com

Almost Family Reports Third Quarter 2010 Results

Third Quarter Highlights:
•	Net service revenues increased 11% to $84.9 million
•	Net income increased 29% to $7.9 million
•	Diluted EPS increased 16% to $0.85 per share on 10% more shares outstanding
•	Visiting Nurse (VN) segment net revenues rose 13% to $74.2 million
•	VN organic Medicare admission growth was 12%
•	Approximately $110 million in cash plus credit facility available to fund acquisitions

Louisville, KY, October 28, 2010 – Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing services, announced today its financial results for the three months ended September 30, 2010.

William Yarmuth, Chief Executive Officer, commented, “Our third quarter results demonstrate the fundamental strength of our business and the success of our Senior Advocacy Mission in the communities we serve.  I am proud of our ability to continue balancing our top and bottom line growth while providing superior care to our patients.  Our Visiting Nurse (VN) segment continued to show strong organic revenue growth and the Personal Care (PC) segment continued strong margin performance.”

Third Quarter Financial Results

Almost Family reported third quarter 2010 net service revenues of $84.9 million, an 11% increase from $76.3 million in the third quarter of 2009, primarily due to a 13% increase in revenue by our VN segment.

Net income for the third quarter of 2010 was $7.9 million, or $0.85 per diluted share, compared to $6.2 million, or $0.73 per diluted share, in the third quarter of 2009 on 10% more shares outstanding.

Third Quarter Segment Results

Net revenues in the Visiting Nurse segment for the third quarter of 2010 were $74.2 million, a 13% increase from $65.7 million in the third quarter of 2009.  The total revenue growth of $8.4 million was entirely organic.  Organic Medicare admissions growth was 12%.  Operating income before corporate expense in the VN segment for the third quarter of 2010 was $16.5 million, a 23% increase from $13.4 million in the third quarter of 2009.

While net revenues in the Personal Care (PC) segment were essentially flat for the third quarter of 2010, operating income before unallocated corporate expense increased 15% to $1.5 million from $1.3 million in the same period of 2009 due to improved cost management.

Nine Month Period Ended September 30, 2010

Almost Family reported net service revenues for the nine month period ended September 30, 2010 of $252.3 million, a 15% increase from $219.8 million in the same period of 2009.

Net income for the nine month period of 2010 was $23.7 million, or $2.54 per diluted share, compared to $17.8 million, or $2.14 per diluted share, in the nine month period of 2009 on 13% more shares outstanding.

Nine Month Period Segment Results

Net revenues in the Visiting Nurse segment for the nine month period of 2010 were $220.6 million, a 17% increase from $188.4 million in the nine month period of 2009.  The revenue growth of $32.2 million came from a 16% organic growth rate plus approximately $2.0 million from acquired operations.  Organic Medicare admissions growth was 12%.  Operating income before corporate expense in the VN segment for the nine month period of 2010 was $50.1 million, a 28% increase from $39.1 million in the nine month period of 2009.

Net revenues in the Personal Care (PC) segment for the nine month period of 2010 were consistent with 2009 while operating income before unallocated corporate expense increased 16% to $4.2 million for the nine month period of 2010 from $3.6 million in the nine month period of 2009.

Regulatory Inquiries and Shareholder Litigation

As previously announced, the Company is continuing to cooperate fully with investigators from the US Senate Finance Committee and the US Securities Exchange Commission regarding their inquiries, in addition to reviewing the derivative and shareholder class action suits filed following an April 27, 2010 Wall Street Journal article related to Medicare home health therapy services. During the quarter ended September 30, 2010 the Company incurred approximately $0.2 million ($0.02 per diluted share) in professional fees, net of anticipated insurance coverage, associated with these inquiries.  In the nine-months ended September 30, 2010 the Company incurred approximately $0.5 million ($0.03 per diluted share) in professional fees, net of anticipated insurance coverage, associated with these inquiries.

Conference Call

A conference call to review the results will begin at 11:00 a.m. ET on October 28, 2010, and will be hosted by William Yarmuth, Chief Executive Officer, and Steve Guenthner, Chief Financial Officer. To participate in the conference call, please dial 1-877-407-0789 (USA) or 1-201-689-8562 (International).  In addition, a dial-up replay of the conference call will be available beginning October 28, 2010 at 2:00 p.m. ET and ending on November 11, 2010. The replay telephone number is 1-877-870-5176 (USA) or 1-858-384-5517 (International). Passcode: 359520.

A live Web cast of the call will also be available from the Investor Relations section of the corporate Web site at http://www.almostfamily.com. A Web cast replay can be accessed on the corporate Web site beginning October 28, 2010 at approximately 2:00 p.m. ET and will remain available until November 28, 2010.

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(In thousands, except per share data)

	Three Months Ended September 30,
	2010	2009
Net service revenues	$84,897	$76,294
Cost of service revenues (excluding depreciation and amortization)	39,131	35,779
Gross margin	45,766	40,515
General and administrative expenses:
Salaries and benefits	22,874	20,800
Other	9,599	9,380
Total general and administrative expenses	32,473	30,180
Operating income	13,293	10,335
Interest expense, net	(60)	(156)
Income from continuing operations before income taxes	13,233	10,179
Income tax expense	(5,281)	(3,985)
Net income from continuing operations	7,952	6,194
Discontinued operations, net of tax benefits of $8 and $18	(12)	(28)
Net income	$7,940	$6,166

Per share amounts-basic:
Average shares outstanding	9,143	8,282
Income from continued operations	$0.87	$0.75
Loss from discontinued operations	-	-
Net income	$0.87	$0.75

Per share amounts-diluted:
Average shares outstanding	9,343	8,457
Income from continued operations	$0.85	$0.73
Loss from discontinued operations	-	-
Net income	$0.85	$0.73

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(In thousands, except per share data)

	Nine Months Ended September 30,
	2010	2009
Net service revenues	$252,281	$219,828
Cost of service revenues (excluding depreciation and amortization)	115,347	102,492
Gross margin	136,934	117,336
General and administrative expenses:
Salaries and benefits	68,067	60,472
Other	28,960	26,842
Total general and administrative expenses	97,027	87,314
Operating income	39,907	30,022
Interest expense, net	(210)	(673)
Income from continuing operations before income taxes	39,697	29,349
Income tax expense	(15,932)	(11,513)
Net income from continuing operations	23,765	17,836
Discontinued operations, net of tax benefits of $27 and $52	(39)	(80)
Net income	$23,726	$17,756

Per share amounts-basic:
Average shares outstanding	9,101	8,164
Income from continued operations	$2.61	$2.18
Loss from discontinued operations	-	-
Net income	$2.61	$2.18

Per share amounts-diluted:
Average shares outstanding	9,354	8,318
Income from continued operations	$2.54	$2.14
Loss from discontinued operations	-	-
Net income	$2.54	$2.14

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2010
ASSETS	(UNAUDITED)	December 31, 2009
CURRENT ASSETS:
Cash and cash equivalents	$41,643	$19,389
Accounts receivable - net	38,905	35,121
Prepaid expenses and other current assets	3,098	2,544
Deferred tax assets	8,787	7,786
TOTAL CURRENT ASSETS	92,433	64,840

PROPERTY AND EQUIPMENT - NET	4,506	4,291
GOODWILL	100,609	99,133
OTHER INTANGIBLE ASSETS	14,311	14,538
OTHER ASSETS	576	587
	$212,435	$183,389

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,423	$3,360
Accrued other liabilities	21,680	20,076
Current portion - capital leases and notes payable	1,618	1,836
TOTAL CURRENT LIABILITIES	27,721	25,272

LONG-TERM LIABILITIES:

Capital lease obligations	-	40
Notes payable	1,300	2,800
Deferred tax liabilities	7,587	5,258
Other liabilities	806	1,042
TOTAL LONG-TERM LIABILITIES	9,693	9,140
TOTAL LIABILITIES	37,414	34,412

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.05; authorized
2,000 shares; none issued or outstanding	-	-
Common stock, par value $0.10; authorized
25,000; 9,251 and 9,151
issued and outstanding	925	915
Treasury stock, at cost, 2 and 0 shares	(70)	-
Additional paid-in capital	96,844	94,465
Retained earnings	77,322	53,597
TOTAL STOCKHOLDERS' EQUITY	175,021	148,977
	$212,435	$183,389

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net income	$23,726	$17,756
Loss from discontinued operations	(39)	(80)
Income from continuing operations	23,765	17,836
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	2,102	1,753
Provision for uncollectible accounts	2,592	3,164
Stock-based compensation	1,308	1,219
Gain from sale of asset	(2)	-
Deferred income taxes	1,327	(658)
	31,092	23,314
Change in certain net assets and liabilities, net of the effects of acquisitions:
(Increase) decrease in:
Accounts receivable	(6,376)	(6,643)
Prepaid expenses and other current assets	(692)	46
Other assets	11	(58)
Increase (decrease) in:
Accounts payable and accrued expenses	3,281	(23)
Net cash provided by operating activities	27,316	16,636

Cash flows from investing activities:
Capital expenditures	(1,963)	(1,245)
Cash proceeds from sale of asset	13	-
Acquisitions, net of cash acquired	(2,326)	(6,406)
Net cash used in investing activities	(4,276)	(7,651)

Cash flows from financing activities:
Net revolving credit facility repayments	-	(23,998)
Proceeds from exercise of stock options	381	84
Purchase of common stock in connection with exercise of stock options	(628)	(6)
Tax benefit from exercise of non-qualified stock options	1,258	211
Net proceeds from issuance of common stock	-	27,967
Principal payments on capital leases and notes payable	(1,758)	(4,392)
Net cash used in financing activities	(747)	(134)

Cash flows from discontinued operations:
Operating activities	(39)	(80)
Investing activities	-	-
Financing activities	-	-
Net cash used in discontinued operations	(39)	(80)

Net increase in cash and cash equivalents	22,254	8,771
Cash and cash equivalents at beginning of period	19,389	1,301
Cash and cash equivalents at end of period	$41,643	$10,072

Summary of non-cash investing and financing activities:
Value of stock withheld in lieu of payroll taxes	$628	$6
Acquisitions funded by notes payable	$-	$1,200

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)

	Three Months ended September 30,
	2010		2009		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$74,155	87.3%	$65,739	86.2%	$8,416	12.8%
Personal Care	10,742	12.7%	10,555	13.8%	187	1.8%
	$84,897	100.0%	$76,294	100.0%	$8,603	11.3%
Operating income before corporate expenses:
Visiting Nurse	$16,536	22.3%	$13,413	20.4%	$3,123	23.3%
Personal Care	1,475	13.7%	1,287	12.2%	188	14.6%
	18,011	21.2%	14,700	19.3%	3,311	22.5%
Corporate expenses	4,718	5.6%	4,365	5.7%	353	8.1%
Operating income	13,293	15.7%	10,335	13.5%	2,958	28.6%
Interest expense, net	60	0.1%	156	0.2%	(96)	-61.5%
Income tax expense	5,281	6.2%	3,985	5.2%	1,296	32.5%
Net income from continuing operations	$7,952	9.4%	$6,194	8.1%	$1,758	28.4%

EBITDA from continuing operations	$14,466	17.0%	$11,384	14.9%	$3,082	27.1%

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)

	Nine Months Ended September 30,
	2010		2009		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$220,643	87.5%	$188,444	85.7%	$32,199	17.1%
Personal Care	31,638	12.5%	31,385	14.3%	253	0.8%
	$252,281	100.0%	$219,829	100.0%	$32,452	14.8%
Operating income before corporate expenses:
Visiting Nurse	$50,118	22.7%	$39,070	20.7%	$11,048	28.3%
Personal Care	4,222	13.3%	3,630	11.6%	592	16.3%
	54,340	21.5%	42,700	19.4%	11,640	27.3%
Corporate expenses	14,433	5.7%	12,678	5.8%	1,755	13.8%
Operating income	39,907	15.8%	30,022	13.7%	9,885	32.9%
Interest expense, net	210	0.1%	673	0.3%	(463)	-68.8%
Income tax expense	15,932	6.3%	11,513	5.2%	4,419	38.4%
Net income from continuing operations	$23,765	9.4%	$17,836	8.1%	$5,929	33.2%

EBITDA from continuing operations	$43,317	17.2%	$32,994	15.0%	$10,323	31.3%

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Three Months Ended September 30,
	2010		2009		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Average number of locations	88		82		6	7.3%

All payors:
Patients Months	51,382		47,744		3,638	7.6%
Admissions	14,359		12,878		1,481	11.5%
Billable Visits	469,992		416,328		53,664	12.9%

Medicare Statisitics:
Revenue (in thousands)	$67,786	91.4%	$59,381	90.3%	$8,405	14.2%
Billable visits	394,668		360,681		33,987	9.4%
Admissions	13,030		11,616		1,414	12.2%
Episodes	21,763		19,479		2,284	11.7%

Revenue per completed episode	$3,156		$3,002		$154	5.1%
Visits per episode	18.1		17.8		0.3	1.7%

PERSONAL CARE
RESULTS OF OPERATION

	Three Months Ended September 30,
	2010		2009		Change
	Amount		Amount		Amount	%
Average number of locations	23		23		-	0.0%

Admissions	710		804		(94)	-11.7%
Patient months of care	11,645		11,822		(177)	-1.5%
Patient days of care	154,565		152,272		2,293	1.5%
Billable hours	581,171		590,662		(9,491)	-1.6%
Revenue per billable hour	$18.48		$17.87		$0.61	3.4%

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Nine Months Ended September 30,
	2010		2009		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Average number of locations	86		78		8	10.3%

All payors:
Patients Months	153,753		137,805		15,948	11.6%
Admissions	43,436		38,532		4,904	12.7%
Billable Visits	1,407,168		1,194,139		213,029	17.8%

Medicare Statisitics:
Revenue (in thousands)	$202,290	91.7%	$169,098	89.7%	$33,192	19.6%
Billable visits	1,177,389		1,025,210		152,179	14.8%
Admissions	39,390		34,968		4,422	12.6%
Episodes	64,042		56,703		7,339	12.9%

Revenue per completed episode	$3,139		$2,943		$196	6.7%
Visits per episode	18.0		17.5		0.5	2.9%

PERSONAL CARE
RESULTS OF OPERATION

	Nine Months Ended September 30,
	2010		2009		Change
	Amount		Amount		Amount	%
Average number of locations	23		23		-	0.0%

Admissions	2,295		2,445		(150)	-6.1%
Patient months of care	35,275		35,340		(65)	-0.2%
Patient days of care	456,188		448,331		7,857	1.8%
Billable hours	1,735,586		1,756,498		(20,912)	-1.2%
Revenue per billable hour	$18.23		$17.87		$0.36	2.0%

Non-GAAP Financial Measure
The information provided in the tables in this release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules.  In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

EBITDA:
EBITDA is defined as income before depreciation and amortization, net interest expense and income taxes. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in certain covenants contained in our credit agreement.

The following tables set forth a reconciliation of Continuing Operations Net Income to EBITDA:

ALMOST FAMILY, INC. AND SUBSIDIARIES
RECONCILIATION OF EBITDA
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net income from continuing operations	$7,952	$6,194	$23,765	$17,836
Add back:
Interest expense	60	156	210	673
Income tax expense	5,281	3,985	15,932	11,513
Depreciation and amortization	736	601	2,102	1,753
Amortization of stock-based compensation	437	447	1,308	1,219
Earnings before interest, income taxes, depreciation and amortization (EBITDA) from continuing operations	$14,466	$11,383	$43,317	$32,994

About Almost Family
Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing services, with branch locations in Florida, Kentucky, Connecticut, New Jersey, Ohio, Massachusetts, Alabama, Missouri, Illinois, Pennsylvania, and Indiana (in order of revenue significance). Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment and a personal care segment. Altogether, Almost Family operates over 100 branch locations in 11 U.S. states.

Forward Looking Statements
All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "project," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third party consents may not be obtained, the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; potential audits and investigations by governmental and regulatory agencies; and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2009, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.” The Company undertakes no obligation to update or revise its forward-looking statements.